UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 13, 2010

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant's telephone number, including area code: (914) 272-8080

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Wilsonville Old Town Square

On July 13, 2010, ROIC Oregon, LLC ("ROIC Oregon"), a subsidiary of Retail Opportunity Investments Corp. (the "Company") entered into an Operating Agreement (the "Operating Agreement") of Wilsonville OTS LLC (the "Wilsonville Purchaser") with Gramor Wilsonville OTS LLC ("Gramor"), with respect to the purchase of a 5.8 acre parcel of land known as Wilsonville Old Town Square ("Wilsonville Old Town Square") in Wilsonville, Oregon and the development of a 50,613 square feet shopping center on such land.  The Company expects that Wilsonville Old Town Square will be shadow anchored by a 145,000 square foot Fred Meyer (The Kroger Co.) which is to be developed. Under the terms of the Operating Agreement, Gramor assigned to the Wilsonville Purchaser its right to purchase Wilsonville Old Town Square pursuant to a Real Estate Purchase and Sale Agreement dated August 20, 2009 with Fred Meyer Stores, Inc. (The Kroger Co.). The Wilsonville Purchaser  expects to close on the purchase of Wilsonville Old Town Square prior to July 31, 2010, however, because the acquisition is subject to customary closing requirements and conditions, the Company can give no assurance that the transaction will be consummated during that time period, or at all.

Pursuant to the Operating Agreement, ROIC Oregon and Gramor are members of the Wilsonville Purchaser. ROIC Oregon made an initial capital contribution of approximately $808,303 and Gramor made an initial capital contribution of approximately $42,542 to the Wilsonville Purchaser. ROIC Oregon and Gramor have each agreed to make aggregate additional capital contributions, on a 95%/5% basis, respectively, up to approximately $4.15 million in connection with the acquisition and development of Wilsonville Old Town Square.  The members will receive a 9% preferred return on their respective capital contributions and, following a return of the members' capital contributions, all distributions thereafter will be made on a 50%/50% basis to the members.

The Wilsonville Purchaser has entered into a development agreement and it is expected that it will enter into a property management agreement with Gramor or an affiliate of Gramor with respect to development and management of Wilsonville Old Town Square.  Gramor Development, Inc., an affiliate of Gramor, will develop the project according to a development budget of approximately $18.7 million and will receive $500,000 in development management fees payable over 15 months, and $200,000 upon the earlier of the receipt by ROIC Oregon of distributions equal to a 9% preferred return on its capital contributions or ROIC Oregon's exercise of its option to purchase Gramor's interest.

Following the achievement of a 90% occupancy rate at Wilsonville Old Town Square, ROIC Oregon has the option to purchase Gramor's interest in the Wilsonville Purchaser for an amount equal to the distributions that Gramor would receive assuming a sale of Wilsonville Old Town Square for a price determined by capitalizing the scheduled net operating income of Wilsonville Old Town Square at a 7.75% capitalization rate.  In addition, ROIC Oregon has the right, but not the obligation, to provide the construction financing for the acquisition and development of Wilsonville Old Town Square.  Gramor will serve as the initial manager and will manage the day-to-day activities of the Wilsonville Purchaser.  ROIC Oregon has the sole right to, among other things, terminate the manager for cause (as defined in the Operating Agreement), appoint a replacement manager and approve any amendments to the related development agreement, related management agreement or any agreement with an affiliate of the manager.

Wilsonville Old Town Square will feature seven single store retail buildings and will be shadow anchored by a Fred Meyer (The Kroger Co.).  Wilsonville Old Town Square is located in an area with approximately 55,144 people within a five-mile radius, with an average household income of approximately $93,932.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Happy Valley Town Center Acquisition

On July 14, 2010, a subsidiary of the Company completed the acquisition of a grocery-anchored neighborhood shopping center located in Happy Valley, Oregon ("Happy Valley Town Center") from Gramor Acme LLC, an unaffiliated third party (the "Happy Valley Seller").  The net purchase price for Happy Valley Town Center was approximately $39.4 million and was funded in cash. An affiliate of the Happy Valley Seller will perform certain limited development and management services with respect to Happy Valley Town Center during the one-year period following the closing of the acquisition for payment of $6,675 per month.

Oregon City Point Acquisition

On July 14, 2010, a subsidiary of the Company completed the acquisition of a neighborhood shopping center located in Oregon City, Oregon ("Oregon City Point") from OC Point, LLC, an unaffiliated third party (the "Oregon City Point Seller").  The net purchase price for Oregon City Point was approximately $11.6 million and was funded in cash.  An affiliate of the Oregon City Point Seller will perform certain limited development and management services with respect to Oregon City Point during the one-year period following the closing of the acquisition for payment of $2,368 per month.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

The financial statements that are required to be filed pursuant to this Item will be filed under cover of a Form 8-K/A as soon as practicable, but no later than 71 days after the date on which this initial Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.

The pro forma financial information that is required to be filed pursuant to this Item will be filed under cover of a Form 8-K/A as soon as practicable, but no later than 71 days after the date on which this initial Form 8-K is required to be filed.

Forward-Looking Statements.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company has based these forward-looking statements on the current expectations and projections of the Company about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions.  Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in the Company’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Opportunity Investments Corp.

Dated: July 19, 2010	By: /s/ John B. Roche
John B. Roche Chief Financial Officer